EX-99.906

Certification Pursuant to Rule 30a-2(b) under the 1940 Act (17 CFR 270.30a-2(b))

Each of the undersigned hereby certifies that:

1. The Form N-CSR of Old Westbury Funds, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Old Westbury Funds, Inc..

Date:	06/28/11	/s/ Marc D. Stern
Marc D. Stern, President
(Principal Executive Officer)

Date:	06/28/11	/s/ Peter C. Artemiou
Peter C. Artemiou, Treasurer
(Principal Financial Officer)